Exhibit 10.1



                    SETTLEMENT AGREEMENT AND GENERAL RELEASE

     This Settlement Agreement and General Release ("Settlement Agreement" or "Agreement") is made and entered into pursuant to the following terms.

1.   THE PARTIES TO THE SETTLEMENT AGREEMENT

     1.1  Advanced Marketing Services, Inc. ("AMS").

     1.2 Columbia Casualty Company, Continental Casualty Company, and CNA Financial Corporation (jointly "CNA").

     1.3  Liberty Mutual Insurance Company ("Liberty Mutual").

     1.4 Columbia Casualty Company and Liberty Mutual are sometimes collectively referred to herein as the "Insurers." (Subject to the provisions of paragraph 10, it is agreed that CNA Financial Corporation is not an insurer and that Continental Casualty Company did not issue any insurance policy to AMS relevant to the matters that are the subject of this Agreement.)

     1.5 AMS, CNA, and Liberty Mutual are sometimes collectively referred to herein as "the Parties" and sometimes individually as a "Party."

2.   THE INSURANCE POLICIES

     2.1 Columbia Casualty Company issued Combined Solutions Policy Number 267868733 to AMS for the policy period April 28, 2003 to April 28, 2004 (the "Columbia Casualty Policy"). The Columbia Casualty Policy contains a maximum aggregate Limit of Liability for all Loss under the Policy of $5 million.

     2.2 Liberty Mutual Insurance Company issued Excess Follow Form Policy Number 192825-013 to AMS for the policy period April 28, 2003 to April 28, 2004 (the "Liberty Mutual Policy"). The Liberty Mutual Policy contains a maximum Limit of Liability for all loss of $5 million in excess of the Columbia Casualty Policy's Limit of Liability and any applicable Retention under the Columbia Casualty Policy.

     2.3 The Columbia Casualty Policy and Liberty Mutual Policy, collectively, are sometimes referred to herein as the "Policies."

3.   THE COVERAGE ACTION

     3.1 The "Coverage Action" refers to the case captioned Advanced Marketing Services, Inc. v. Columbia Casualty Company, et al., Case No. GIC 832603, which is pending in San Diego Superior Court.



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     3.2  Liberty Mutual has filed a  Cross-Complaint  in the Coverage Action. A demurrer was sustained as to that Cross-Complaint. No Amended Cross-Complaint has yet been filed.

4.   RECITALS

     4.1 In July 2003, the U.S. District Court for the Southern District of California issued a search warrant to the Federal Bureau of Investigation, authorizing a search of AMS's corporate offices, and the FBI executed that warrant.

     4.2 Commencing in July of 2003, the United States Attorney's Office issued one or more grand jury subpoenas to AMS and/or its custodian of records. AMS represents that the United States Attorney's Office issued grand jury subpoenas to certain of AMS's present and/or former officers, directors and/or employees.

     4.3 In September 2003, the United States Securities and Exchange Commission began an investigation of AMS and subsequently issued subpoenas to certain of AMS's present and/or former officers, directors and/or employees, and to AMS's custodian of records.

     4.4 AMS announced in January 2004 that it would restate its financial statements for the previous five fiscal years. AMS has subsequently announced certain anticipated revisions to that restatement. As of this date AMS has not yet issued the restated financial information.

     4.5 In or around January and February 2004, several purported class action securities lawsuits were filed against AMS and others. These lawsuits have since been consolidated under the case captioned In re Advanced Marketing Services, Inc. Securities Litigation, Master File No. 04-00121 JM (AJB), which is pending in the United States District Court for the Southern District of California (the "Securities Litigation").

     4.6 In or around January 2004, two derivative lawsuits were filed against certain individuals alleged to be directors and officers of AMS, with AMS named as a nominal defendant. These lawsuits have since been consolidated under the case captioned In re Advanced Marketing Services, Inc. Derivative Litigation, Lead Case No. GIC824845, which is pending in San Diego Superior Court (the "State Court Derivative Litigation").

     4.7 On or around April 6, 2005, a derivative lawsuit captioned Dubbert v. Bartlett, et al., No. 05CV706H(RBB), was filed against certain individuals alleged to be directors and officers of AMS, with AMS as a nominal defendant, in the United States District Court for the Southern District of California (the "Dubbert Action").

     4.8 In addition, other lawsuits were filed and indictments were issued against directors, officers, or employees of AMS, including but not necessarily limited to lawsuits filed or indictments issued by the United States and/or its agencies against Karyn Larko and Marcy Roke.



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

     4.9 AMS has sought coverage under the Policies for the matters listed on Exhibit "A" to this Agreement (collectively, the "Underlying Matters"). Columbia Casualty has denied coverage for some Underlying Matters and accepted possible coverage for other Underlying Matters under a full reservation of rights. Liberty has not accepted coverage for any of the Underlying Matters under the Liberty Mutual Policy. Columbia Casualty has reserved the right to rescind the Columbia Casualty Policy, and Liberty Mutual, in its Cross-Complaint, has asserted a claim for rescission of the Liberty Mutual Policy.

     4.10 AMS disputes the Insurers' coverage positions with respect to the Underlying Matters, and specifically disputes that there is a basis to rescind the Policies.

     4.11 AMS has paid attorneys' fees and costs incurred by AMS and present and/or former directors, officers and/or employees of AMS in connection with some or all of the Underlying Matters. AMS has requested from Columbia Casualty and Liberty Mutual payment of invoices totaling at least $14,369,461.60, and has contended that such invoices constitute covered Defense Costs within the meaning of the Policies.

     4.12 AMS contends that all of the attorneys' fees and costs it has paid to date in connection with some or all of the Underlying Matters constitute covered "Defense Costs" within the meaning of the Policies, and Columbia Casualty and Liberty Mutual dispute that contention.

     4.13 AMS has stated its intention to incur future attorneys' fees and costs both on behalf of itself and on behalf of various present and/or former directors, officers and/or employees in connection with the Underlying Matters.

     4.14 Plaintiffs in the Securities Litigation and AMS have reached an agreement to settle the Securities Litigation for payment by or on behalf of AMS of $6 million and releases by the plaintiff class of claims against AMS and all of its current and former directors, officers, agents, employees, etc. The terms of the settlement are embodied in a Memorandum of Understanding that was executed by counsel for the Lead Plaintiff in the Securities Litigation and AMS on February 17, 2006. The Board of AMS has approved the settlement of the Securities Litigation subject to funding by the carriers. Settlement of the Securities Litigation is subject to approval by the United States District Court for the Southern District of California.

     4.15 Prior to execution of this Settlement Agreement, Columbia Casualty paid the sum of $798,341.41 to AMS for amounts that Columbia Casualty determined constituted Defense Costs within the meaning of the Columbia Casualty Policy, without waiver of any of its rights under the Columbia Casualty Policy or applicable law, including, but not limited to, the right to seek repayment by AMS for amounts advanced that are finally established not to be insured, and subject to AMS's written undertaking to repay such amounts.



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

     4.16 The Parties hereby enter into the Settlement Agreement in consideration of the foregoing and in consideration of the promises, covenants, releases and agreements set forth herein, the adequacy of which consideration is hereby acknowledged.

5.   PAYMENT AND DISMISSALS

     5.1  AMS/CNA Settlement:

          5.1.1 This Agreement shall be effective as between AMS and CNA when this Agreement has been executed by or on behalf of AMS and CNA independent of whether this Agreement also has been executed by or on behalf of Liberty Mutual.

          5.1.2 On or before May 11, 2006, but not before this Agreement has been executed by AMS and CNA and executed copies of the signature pages have been provided to all Parties hereto, Columbia Casualty shall pay or cause to be paid, the sum of $4,151,658.59, which payment shall be deemed to have exhausted the remaining Limit of Liability of the Columbia Casualty Policy (the "CNA Settlement Payment"). Columbia Casualty will deliver the CNA Settlement Payment to Valley National Bank pursuant to the instructions set forth in Schedule 5.1.2 hereto. The CNA Settlement Payment will be deposited by Valley National Bank directly into the escrow account referenced in Schedule 5.1.2 hereto (the "Securities Litigation Escrow Account") to be held in trust to fund the settlement of the Securities Litigation.

          5.1.3 AMS shall dismiss the Coverage Action with prejudice as to CNA, each party to bear its own costs, within five (5) court days after deposit of the CNA Settlement Payment into the Securities Litigation Escrow Account.

          5.1.4 Upon dismissal of the Coverage Action with prejudice as to CNA as set forth in Section 5.1.3 of this Agreement, Section 6 of this Agreement shall be deemed effective as between AMS and CNA. This shall be understood as including, but not be limited to, a relinquishment of any rights which CNA may have had pursuant to the Undertaking of Repayment executed by AMS on July 22, 2004.

          5.1.5 Should the settlement of the Securities Litigation as described in Section 4.14 of this Agreement not be consummated, for whatever reason, then the CNA Settlement Payment shall be paid out of the Securities Litigation Escrow Account directly to AMS as a final resolution of AMS's claim against CNA for reimbursement of Defense Costs.



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     5.2  AMS/Liberty Mutual Settlement:

          5.2.1 This Agreement shall be effective as between AMS and Liberty Mutual when this Agreement has been executed by or on behalf of AMS and Liberty Mutual, independent of whether this Agreement also has been executed by or on behalf of CNA.

          5.2.2 On or before May 11, 2006, but not before this Agreement has been executed by AMS and Liberty Mutual and executed copies of the signature pages have been provided to all Parties hereto, Liberty Mutual shall pay or cause to be paid, in accordance with the provisions of Schedule 5.2.3, the sum of $3,450,000, which payment shall be deemed to have exhausted the remaining Limit of Liability of the Liberty Mutual Policy, including all claims for Defense Costs thereunder (the "Liberty Mutual Settlement Payment").

          5.2.3 AMS and Liberty Mutual expressly agree that payment of the Liberty Mutual Settlement Payment is not conditioned upon settlement of any Underlying Matter(s). However, it is agreed by AMS and Liberty Mutual that Liberty Mutual will deliver the Liberty Mutual Settlement Payment in accordance with Schedule 5.2.3 hereto to be held in trust and distributed as follows: (a) if the settlement of the Securities Litigation as described in Section 4.14 of this Agreement is consummated, then an amount equal to such settlement payment less the amount of the CNA Settlement Payment shall be released and delivered to AMS as reimbursement of amounts paid to settle the Securities Litigation; (b) any remaining portion of the Liberty Mutual Settlement Payment shall be released and delivered as payment or reimbursement of Defenses Costs incurred in connection with the Underlying Matters. The foregoing, together with the other terms and provisions herein, shall be accepted by AMS as a final resolution of AMS's claim against Liberty Mutual for reimbursement of Defense Costs incurred in connection with the Underlying Matters.

          5.2.4 AMS shall dismiss the Coverage Action with prejudice as to Liberty Mutual, each party to bear its own costs, within five (5) court days after deposit of the Liberty Mutual Settlement Payment into the account identified on Schedule 5.2.3.

          5.2.5 Upon  the   dismissals  set  forth  in  Section  5.2.4  of  this
Agreement, Section 6 of this Agreement shall be deemed effective as between AMS and Liberty Mutual.

6.   RELEASES

     6.1 This Section 6 shall become effective between the Parties only at such time, and between such Parties, as specified in Section 5 of this Agreement.

     6.2 AMS, for and on behalf of itself and, to the extent legally permissible, on behalf of its predecessors, successors, successors in interest, affiliates, subsidiaries, parents, divisions, partnerships and joint ventures, and all of the foregoing persons' and entities' past, present and future



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

associates, representatives, owners, members, managing members, managers, heirs, assigns, shareholders, creditors, liquidators, administrators, executors, partners, principals, trustees, directors, officers, employees, spouses, independent contractors, attorneys, agents, and all others acting or claiming by, through, under or in concert with any of the foregoing (hereinafter the "AMS-Related Persons and Entities"), hereby releases, remises, acquits and forever discharges CNA and Liberty Mutual and their respective predecessors, successors, successors in interest, affiliates, subsidiaries, parents, divisions, partnerships and joint ventures, and all of the foregoing entities' past, present and future associates, representatives, owners, members, assigns, insurers, reinsurers, claims managers, shareholders, creditors, liquidators, administrators, executors, partners, principals, trustees, directors, officers, employees, independent contractors, attorneys, agents, and all others acting or claiming by, through, under or in concert with any of the foregoing (hereinafter, the "CNA-Related Persons and Entities" and "Liberty Mutual-Related Persons and Entities," respectively) from any and all claims (including without limitation all rights and claims for fraud or misrepresentation, or pursuant to any applicable statute, case law, and/or doctrine, for any alleged failure to effectuate prompt, fair and equitable investigation or settlement of the
Underlying Matters or any matter that is the subject of this Agreement, or for any actions taken or not taken in connection therewith, or for breach of statutory duties, or for breach of the covenant of or other alleged duties of good faith and fair dealing in connection therewith), debts, duties, benefits, costs, expenses, judgments, settlements, actions, causes of action, demands, obligations, liabilities, promises, acts, agreements, rights, damages (including, but not limited to, compensatory, contractual, bad faith, punitive, exemplary, statutory or extra-contractual damages, or any other damages), losses, attorneys' fees, or other relief of any kind or character, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether at law or in equity, which AMS or the AMS-Related Persons and Entities now have or may hereafter accrue against CNA or the CNA-Related Persons and Entities, or Liberty Mutual or the Liberty Mutual-Related Persons and Entities, or any of them, by reason of, in connection with, based on, arising out of, related to, or in any way involving: (1) the Coverage Action, (2) the Underlying Matters, including but not limited to the Securities Litigation, the State Court Derivative Litigation, and the Dubbert Action, (3) any matter described in the Recitals to this Agreement, (4) the facts, circumstances, events, or allegations asserted in or underlying the Coverage Action, the Underlying Matters, or the matters described in the Recitals to this Agreement, (5) the Columbia Casualty Policy, and/or (6) the Liberty Mutual Policy. This release will not apply to claims for breach of this Agreement.


     6.3 CNA and Liberty Mutual, for and on behalf themselves and their respective Related Persons and Entities, hereby release, remise, acquit and forever discharge AMS from any and all claims, debts, duties, benefits, costs, expenses, judgments, settlements, actions, causes of action, demands, obligations, liabilities, promises, acts, agreements, rights, damages, losses, attorneys' fees, or other relief of any kind or character, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether at law or in equity, which CNA or the CNA-Related Persons and Entities, or Liberty Mutual or the Liberty Mutual-Related Persons and Entities, or any of them, now have or may hereafter accrue against AMS by reason of, in connection with, based on, arising



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

out of, related to, or in any way involving: (1) the Coverage Action, (2) the Underlying Matters, including but not limited to the Securities Litigation, the State Court Derivative Litigation, and the Dubbert Action, (3) any matter described in the Recitals to this Agreement, (4) the facts, circumstances, events, or allegations asserted in or underlying the Coverage Action, the Underlying Matters, or the matters described in the Recitals to this Agreement,
(5) the Columbia Casualty Policy, and/or (6) the Liberty Mutual Policy. This release will not apply to claims for breach of this Agreement.

     6.4 Except as provided in Paragraph 6.5 of this Agreement, this Agreement shall not affect any Party's rights under or with respect to any insurance policy issued by CNA or Liberty Mutual to AMS other than the Policies.

     6.5 Notwithstanding Paragraph 6.4 of this Agreement, or any other provision of this Agreement, this Agreement, including the releases set forth in Paragraphs 6.2 and 6.3, shall apply fully to any request for coverage for the matters released in this Agreement, whether under the CNA Policy, the Liberty Mutual Policy, or any other insurance policy issued by CNA or Liberty to AMS.

7.   INDEMNITY AND HOLD HARMLESS IN FAVOR OF CNA AND LIBERTY

     7.1  AMS agrees to  indemnify,  defend,  and hold  harmless CNA and Liberty

Mutual and their respective Related Persons and Entities, or any of them, in the event that an individual or entity purporting to be entitled to coverage under the Columbia Casualty Policy and/or the Liberty Mutual Policy, or any attorney, agent, representative, spouse, heir, executor, administrator, successor, or assign of any such individual or entity, seeks coverage from CNA or its Related Persons or Entities, or Liberty Mutual or its Related Persons or Entities, or any of them, for claimed Defense Costs, Loss, or other losses with respect to the matters released in this Agreement. AMS will defend CNA and its Related Persons and Entities and Liberty Mutual and its Related Persons and Entities with respect to any and all such claims and will pay 100% of any resulting liability. CNA and Liberty Mutual, jointly as to claims asserted against both CNA and Liberty Mutual, CNA, as to claims asserted against CNA but not Liberty, and Liberty, as to claims asserted against Liberty Mutual but not CNA, shall have the right to select counsel to defend such claims, subject to the consent of AMS, which shall not be unreasonably withheld. CNA and/or Liberty Mutual, as applicable, shall have the right to direct such counsel concerning the defense of the claim, subject to reasonable cooperation and consultation with AMS.

8.   REPRESENTATIONS AND WARRANTIES

     8.1 Representations and Warranties by AMS Relating to AMS's Solvency: AMS represents and warrants that: (1) AMS has sufficient resources to pay its debts as they come due; (2) there is currently no petition in bankruptcy, voluntary or involuntary, on file in any court involving AMS as debtor (as distinguished from creditor and/or claimant); (3) AMS has no present intent to file a voluntary



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petition in bankruptcy;  (4) to the best of AMS's knowledge,  no creditor of AMS intends to file an involuntary bankruptcy petition against AMS; and (5) to the extent permitted and required under applicable law, as such may be limited by general principles of corporate, bankruptcy or insolvency law, AMS will continue to indemnify, and pay attorneys' fees and costs incurred by, its present and/or former directors, officers and employees in connection with the Underlying Matters to the fullest extent permitted by law.

     8.2 No Assignment: The Parties represent and warrant that they have not assigned, sold, transferred or otherwise disposed of any of the claims, demands, rights, or causes of action released in this Agreement, that they are the current holders of all such claims, and that no future assignment or transfer will be made without the prior written consent of all other Parties to this Agreement. Any assignment of rights or delegation of duties or obligations hereunder made without the written consent of each other Party hereto shall be void and of no effect.

     8.3 Authority: Each of the undersigned individuals executing this Agreement on behalf of his respective Party represents and warrants that he or she is authorized to enter into and execute this Agreement on behalf of such Party, that the appropriate corporate resolutions or other consents have been passed and/or obtained, and that this Agreement will be binding on the Party on whose behalf it is executed.

     8.4 Advice of Counsel: Each Party hereby represents, agrees and warrants to each other Party: (a) that he, she, or it has made and executed this Agreement with the advice and counsel of independently selected legal counsel;
(b) that he, she, or it has not relied upon a representation, disclosure or nondisclosure by any other Party not explicitly provided in this Agreement; and
(c) that he, she, or it has not been coerced or induced to enter into this Agreement by any improper action of any other Party.

     8.5 Indemnity and Hold Harmless: AMS expressly covenants and agrees to indemnify, defend and hold harmless CNA and Liberty Mutual and their respective Related Persons and Entities, and CNA and Liberty and their respective Related Persons and Entities expressly covenant and agree to indemnify, defend, and hold harmless AMS of and from any and all losses, costs, damages, liabilities, claims, suits, proceedings, demands, causes of action and expenses (including costs of investigation, defense of legal action, and reasonable attorneys' fees) arising out of or resulting from a breach by such Party of the representations and warranties contained in this Agreement, whether in this Section 8 or elsewhere in this Agreement.

9.   RELEASE OF UNKNOWN CLAIMS.

     9.1 The Parties, and each of them, acknowledge their awareness of California Civil Code Section 1542, which reads as follows:



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     Section  1542.  A general  release  does not  extend  to  claims  which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

It is the intention of each of the Parties to waive his, her, or its respective rights under that section and any statute, rule, or legal doctrine of similar import for any and all matters released herein. In waiving the provisions of
Section 1542 of the California Civil Code and similar statutes, rules, or legal doctrines, the Parties, and each of them, expressly acknowledge and understand that they may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the subject matter of the matters released herein, but expressly agree that they have taken these possibilities into account in electing to participate in this Agreement, and that the releases given herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts, as to which the Parties, and each of them, expressly assume the risk.

     9.2 In entering into this Agreement, each Party assumes the risk of any mistake. Subject to the possibility of this Agreement terminating or becoming null and void as expressly set forth therein, this Agreement is intended to be and is a final and binding agreement among the Parties, regardless of any claims of mistake of fact or law.

10.  NO ADMISSION OF LIABILITY

     10.1 This Agreement is intended to be, and is, a compromise of disputed claims among the Parties and shall not be construed as an admission with respect to coverage under the Policy or any other policy, or of any liability by any Party to any other Party or person for any purpose whatsoever. This Agreement shall not be used in any proceeding or hearing to create, prove, or interpret the obligations under, or terms and conditions of, any other agreement or any alleged insurance policy.

11.  NO FURTHER ACTIONS

     11.1 The Parties understand, acknowledge and agree that this Agreement may be pleaded as a full and complete defense to, and used as a basis for an injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of this Agreement or in connection with any matter released pursuant to this Agreement.

12.  CONSTRUCTION OF AGREEMENT

     12.1 This Agreement will not be construed against the Party preparing it but will be construed as if all Parties had prepared it, and it will not be construed against any Party because that Party is or may be an insurer.



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13.  ENTIRE AGREEMENT

     13.1 This Agreement and the Policies constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede all other prior discussions, agreements and understandings, both written and oral, among the Parties with respect thereto.

14.  SUCCESSORS AND ASSIGNS

     14.1 The Parties agree that this Agreement will be binding upon and inure to the benefit of the Parties and their Related Persons and Entities (except as may be otherwise specifically provided for in this Agreement) and any corporation, partnership or other entity into which either of the corporate Parties may merge, consolidate or reorganize.

15.  MODIFICATIONS, AMENDMENTS, WAIVERS AND EXTENSIONS

     15.1 This Settlement Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by the Party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

16.  COOPERATION

     16.1 The Parties shall cooperate fully and execute and deliver any and all supplementary documents and take any and all additional actions which may be necessary or appropriate to give full force and effect to this Settlement Agreement.

17.  RELATIONSHIP BETWEEN PARTIES

     17.1 This Settlement Agreement creates no agency relationship between the Parties hereto, and nothing herein contained shall be construed to place the Parties in the relationship of partners or joint venturers.

18.  FORCE MAJEURE

     18.1 In the event that any Party is prevented from performing, or is unable to perform, any of its obligations under this Settlement Agreement due to any act of God, fire, casualty, loss, flood, war, insurrection, failure of public utilities, epidemic, or destruction of facilities, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

19.  GOVERNING LAW

     19.1 This Settlement Agreement shall be governed by, interpreted under, construed and enforced in accordance with the substantive and procedural laws of the State of California.

20.  VENUE

     20.1 The Parties agree that sole and exclusive jurisdiction for litigation of any disputes between the Parties related to this Settlement Agreement shall be in the state or federal courts having principal jurisdiction in San Diego, California.

21.  HEADINGS

     21.1 The section headings contained herein are for convenience only and are not intended to define, limit or describe the scope or intent of any provision of this Settlement Agreement.

22.  CONFIDENTIALITY

     22.1 The Parties acknowledge that AMS has substantial disclosure obligations relating to this Agreement such that general confidentiality is impractical and/or impossible. However, the Parties agree to confidentiality of specific information as set forth below.

     22.2 AMS is concurrently entering into a settlement with Federal Insurance Company, which issued a policy of insurance which was excess to Liberty Mutual (the "Federal Settlement"). The Federal Settlement is a separate transaction and forms no part of this Agreement, but AMS will exercise its best efforts to obtain a similar degree of confidentiality in the Federal Settlement. Subject to the provisions of Section 22.3, the Parties agree that the separate dollar amount of payment by CNA, by Liberty Mutual, and/or by Federal, will be treated as confidential and not disclosed. Specifically, it is understood and agreed that the total dollar amount of the settlement payments, in the aggregate ($10,150,000) will not be confidential, but the amount of contribution by any individual insurer is confidential. Further, the parties agree that the names of individuals set forth in Paragraph 5 of Exhibit "A" shall also be treated as confidential information under this Settlement Agreement.

     22.3 The Parties may disclose the confidential information: (1) as required by a Court Order; (2) in an action or other proceeding among the Parties, or any of them, regarding enforcement of the terms of this Agreement; (3) by agreement, in writing, among the Parties to this Agreement; (4) to their counsel, auditors, accountants, reinsurers and agents; (5) to any governmental agency, if such disclosure is required by law, while exercising all reasonably available options to preserve confidentiality on such disclosure; and/or (6) publicly, if the Party is advised by legal counsel that such disclosure is required by law.

     22.4 All Parties hereto shall cooperate to protect the confidential information from disclosure. If any Party to this Agreement is served with a demand or request to produce the confidential information, or is advised by legal counsel that disclosure is required by law, such Party shall give written notice to the other Parties. Such notice shall be given within ten (10) days of the receipt of such disclosure demand or determination to disclose, unless ten
(10) days' notice would not permit sufficient time in which to allow the other Parties to assert any interest in prohibiting the requested disclosure. In such case, the Party being requested to make the disclosure or planning to disclose shall give written notice to the other Parties as soon as possible.

23.  NOTICE

     23.1 Unless another person is designated in writing to all respective Parties for receipt of notice hereunder, notices to the respective Parties shall be sent to the following persons:

If to AMS:                    Steven Brower
                              Stephan, Oringher, Richman, Theodora & Miller
                              535 Anton Boulevard, Ninth Floor
                              Costa Mesa, California 92626
                              Telephone: (714) 549-5150
                              Email: sbrower@sortm.com

If to CNA:                    Michael R. Davisson
                              Sedgwick, Detert, Moran & Arnold LLP
                              801 South Figueroa Street, 18th Floor
                              Los Angeles, CA  90017-5556


If to Liberty Mutual:         Andrew Margulis
                              Ropers, Majeski, Kohn & Bentley
                              17 State Street, 24th Floor
                              New York, NY  10004

24.  EXECUTION

     24.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and when taken together with the other signed counterparts, shall constitute one agreement which shall be binding upon and effective as to all Parties. This Agreement shall be effective when at least one counterpart has been executed by each Party and delivered to all Parties, even though no single counterpart is executed by all Parties. Facsimile or .pdf signatures will constitute valid evidence of execution.

     IN WITNESS WHEREOF, the Parties agree to be bound by the terms of this Agreement and, in order to signify such agreement, have executed this Agreement as of the last date appearing below.





Dated:  May 5, 2006                     Advanced Marketing Services, Inc.
       -------------


                                 By:        /s/ Loren C. Paulsen
                                        ----------------------------------------

                                 Title: President and Chief Executive Officer
                                        ----------------------------------------





Dated:  May 5, 2006                     Columbia Casualty Company
       -------------


                                 By:         /s/ Danielle Librizzi
                                        ----------------------------------------

                                 Title:      Director - Complex Claims
                                        ----------------------------------------






Dated:  May 5, 2006                     Continental Casualty Company
       -------------


                                 By:           /s/ Danielle Librizzi
                                        ----------------------------------------

                                 Title:      Director - Complex Claims
                                        ----------------------------------------

Dated:  May 5, 2006                     CNA Financial Corporation
       -------------


                                 By:          /s/ Danielle Librizzi
                                        ----------------------------------------

                                 Title:      Director - Complex Claims
                                        ----------------------------------------




Dated:  May 5, 2006                     Liberty Mutual Insurance Company
       -------------


                                 By:         /s/ John Patterson
                                        ----------------------------------------

                                 Title:          Vice President
                                        ----------------------------------------